[EXHIBIT 10.41- Certain portions of this document have been
  omitted in the publicly filed version of this document pursuant to the Registrant's request for confidential treatment and filed separately with the Securities and Exchange Commission.
Omitted confidential information is indicated in brackets in this Exhibit.]


           SPD FILM, EMULSION AND END-PRODUCT LICENSE
                           AGREEMENT
                            BETWEEN
                RESEARCH FRONTIERS INCORPORATED
                              AND
              E. I. DUPONT DE NEMOURS AND COMPANY

     This License Agreement ("Agreement") is effective as of the Effective Date by and between RESEARCH FRONTIERS INCORPORATED, a Delaware corporation ("LICENSOR") and
E. I. DUPONT DE NEMOURS AND COMPANY, a Delaware corporation (hereinafter called "LICENSEE"). The "Effective Date" of this Agreement shall be the date which is the last date of formal execution of this Agreement by duly authorized representatives of the parties to this Agreement as indicated on the signature page of this Agreement.

                                 RECITALS

     WHEREAS, LICENSOR has been engaged in research and development in the application of physicochemical concepts to Light Valves, Light Valve Film, and SPD Emulsions (all as hereinafter defined) and of methods and apparatus relating to products incorporating such concepts (which products, can include, without limitation thereto, windows for buildings and vehicles, sunvisors, sunroofs, flat panel displays, eyewear and rear-view mirrors); and is possessed of and can convey information and know-how for such products and rights to manufacture, use and sell such products; and

     WHEREAS, LICENSEE is interested in manufacturing and selling Licensed Products, Light Valve Film and SPD Emulsions used to make Light Valve Film (all as hereinafter defined); and

     WHEREAS, LICENSEE desires to acquire from LICENSOR, and LICENSOR desires to grant to LICENSEE, certain rights and licenses with respect to such technology of LICENSOR;

     NOW, THEREFORE, in consideration of the promises and the mutual covenants herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows.

1    DEFINITIONS.

        The following terms when used herein shall have the respective meanings set forth in this Article 1.

"Authorized User" means LICENSOR and/or any other person or entity listed by LICENSOR on Schedule B hereof who has been granted permission by LICENSOR to receive SPD
Emulsions or Light Valve Film from LICENSEE under this
Agreement. LICENSEE agrees that LICENSOR in its sole judgment may amend Schedule B hereof at any time during the term of this Agreement for any reason by sending LICENSEE a written notice of such amendment and specifying the reason for such change. The persons or entities now or hereafter listed on Schedule B may not include all of LICENSOR's current licensees and may include prospective licensees of LICENSOR, and for legal or practical reasons, LICENSOR may restrict whether or not SPD Emulsions and Light Valve Film may be sold, leased or transferred to such person or entity, and/or the application that such SPD Emulsions or Light Valve Film may be used for by the recipient. LICENSEE agrees that it and its permitted sublicensees hereunder shall cease all sales, leases, or other dispositions of SPD Emulsions and Light Valve Film to any person or entity whose name is deleted from Schedule B by LICENSOR, unless and until LICENSOR consents in writing to the resumption of such sales, leases or other dispositions (a) immediately upon receipt of any written notice from LICENSOR that any person or entity is no longer included on Schedule B, or (b) if either LICENSEE or its permitted sublicensees becomes aware that any such person or entity listed on Schedule B or otherwise receiving SPD Emulsions or Light
Valve Film is making any improper use of SPD Emulsions or Light Valve Film, in which case LICENSEE shall promptly notify LICENSOR of such improper use.

"Licensed Product" means a Light Valve Architectural Window Product or a Light Valve Transportation Vehicle Window
Product  incorporating a Light Valve.  The term "Licensed
Product" shall not include Light Valves used or intended for use in any product other than as specifically defined herein, such as but not limited to, other window products not specifically defined herein, including but not limited to windows for aircraft, space craft and space-stations, boats and other marine windows, and non-window products such as but not limited to displays, eyewear, sunvisors, toys, mirrors or filters for scientific instruments, lamps or contrast enhancement of displays. The term "display" means any device for displaying letters, numbers, images or other indicia or patterns. Nothing contained herein shall permit LICENSEE to sell, lease, or otherwise dispose of a Light Valve which is not combined or intended to be combined as described above into a Light Valve Architectural Window
Product or a Light Valve Transportation Vehicle Window
Product.

"Licensed Territory " means all countries of the world except
North and South Korea with respect to sales of Licensed
Products, and all countries of the world with respect to SPD
Emulsions and Light Valve Film.

"Light Valve" means a variable light transmission device comprising: a cell including cell walls, containing or adapted to contain an activatable material, described hereinafter, such that a change in the optical characteristics of the activatable material affects the characteristics of light absorbed by, transmitted through and/or reflected from the cell; means incorporated in or on the cell, or separate therefrom for applying an electric or magnetic field to the activatable material within the cell; and coatings, (including, but not limited to, electrodes), spacers, seals, electrical and/or electronic components, and other elements incorporated in or on the cell. The activatable material, which the cell contains or is adapted to contain, includes in it solid suspended particles, which when subjected to a suitable electric or magnetic field, orient to produce a change in the optical characteristics of the device, and may be either in the form of a liquid suspension, gel, film or other material.

"Light Valve Architectural Window Product" means a Light
Valve used or intended for use solely as a window integrally incorporated in, or attached as a fixture to the external structure or internal structure of any building, whether permanent or temporary, and whether above or below ground.

"Light Valve Film" means a film or sheet or more than one thereof comprising a suspension of particles used or intended for use solely in or as a Light Valve. The Light Valve Film shall comprise either (a) a suspension of particles dispersed throughout a continuous liquid phase enclosed within one or more rigid or flexible solid films or sheets, or (b) a discontinuous phase of a liquid comprising dispersed particles, said discontinuous phase being dispersed throughout a continuous phase of a rigid or flexible solid film or sheet. The Light Valve Film may also comprise one or more other layers such as, without limitation, a film, coating or sheet or combination thereof, which may provide the Light Valve Film with (1) scratch resistance, (2) protection from ultraviolet radiation, (3) reflection of infrared energy, and/or (4) electrical conductivity for transmitting an applied electric or magnetic field to the activatable material.

"Light Valve Transportation Vehicle Window Product" means a
Light Valve used or intended for use solely as a window
(including sunroofs and window panes which are an integral part of the internal or external structure) integrally incorporated in a transportation vehicle of a type not designed or primarily intended for military use. The term "Light Valve Transportation Vehicle Window Product" shall not include a Light Valve used or intended for use as a sunvisor, but may include Light Valves which are used or intended for use in a non-military transportation vehicle as, or as part of, or are laminated to, or whose surface area is primarily attached to, a window, sunroof or windshield. The term "transportation vehicle" shall mean passenger cars, recreational vehicles, trucks, mobile cranes, and trains, but shall not include other types of vehicles such as aircraft, space craft and space-stations, boats, ships and other watercraft.

The "Net Selling Price" of a Licensed Product on which royalties are payable shall be the larger of the following: (A) the genuine selling price of LICENSEE and its sublicensees hereunder (including amounts charged for any wiring, installation, and related services provided by LICENSEE and its sublicensees hereunder) f.o.b. factory at which nonaffiliated customers are billed in the usual course of business for a Licensed Product, as packed for shipment to the customer; and
(B) $100 per window. The aforementioned $100 figure specified in clause (B) above shall be adjusted upward as of each January
1st hereafter beginning on January 1, 2005 by any increase in the Producer Price Index for Finished Goods (the "Index") for the
12 month period ending in December of the prior year, prepared by the Bureau of Labor Statistics of the United States
Department of Labor (or if the Index is not then being published, the most nearly comparable successor index). In calculating a genuine selling price of a product for the above calculation, such price may be reduced only by the applicable proportions of the following if, and to the extent that, amounts in respect thereof are reflected in such selling price: (i) normal trade discounts actually allowed; (ii) sales, use or excise and added value taxes and custom duties paid; (iii) if the genuine selling price is other than f.o.b. factory, amounts paid for f.o.b. transportation of the product to the customer's premises or place of installation or delivery; (iv) insurance costs and the costs of packing material, boxes, cartons and crates required for shipping; provided, however, that for purposes of this calculation, the genuine selling price of a product may not be less than 90% of the gross selling price of said product after all deductions therefrom, if any. If a product is leased, sold, used or otherwise disposed of on terms not involving a bona fide arm's length sale to an unaffiliated third party, then the Net Selling Price for such transactions shall be deemed to be the Net Selling Price as defined above for identical products sold to a nonaffiliated customer nearest to the date of such lease, sale, use, or other disposition.

"SPD Emulsion" means any component or components used or usable in or used or usable to make a Light Valve Film, including, but not limited to, particles, particle precursors, coatings, polymers, liquid suspensions and suspending liquids, or any combination thereof.

"Technical Information" means all useful information relating to apparatus, methods, processes, practices, formulas, techniques, procedures, patterns, ingredients, designs and the like including (by way of example) drawings, written recitations of data, specifications, parts, lists, assembly procedures, operating and maintenance manuals, test and other technical reports, know-how of LICENSOR, and the like owned or controlled by LICENSOR, to the extent they exist, that relate to Licensed Products, SPD Emulsions and/or to the suspensions used or usable for SPD Emulsions or Light Valve Film and that consist of concepts invented or developed by LICENSOR and which are deemed significant by LICENSOR. Know-how of LICENSOR's suppliers and of LICENSOR's other licensees and their sublicensees under licenses from LICENSOR shall not be considered Technical Information owned or controlled by LICENSOR.

2    GRANT OF LICENSES.

     2.1 Licenses. During the term of this Agreement, LICENSOR hereby grants LICENSEE a non-exclusive right and license to use (a) all of the Technical Information, if any, (subject to Section 8.1 hereof), furnished by LICENSOR pursuant to this Agreement, and (b) any invention claimed in (i) any of the unexpired patents now or hereafter listed on Schedule
A attached hereto or (ii) unexpired patents which issue from pending patent applications now or hereafter listed in Schedule
A, and any continuations, continuations-in-part, divisions, reissues, reexaminations, or extensions thereof to make, have made, and to lease, sell, or otherwise dispose of (A) SPD Emulsions and Light Valve Film manufactured by LICENSEE pursuant to this Agreement solely to an Authorized User in the Authorized User's permitted territory and for the applications specified and purpose permitted on Schedule B hereof, and (B) Licensed Products in the Licensed Territory. The license granted pursuant to Section 2.1(A) shall be royalty-free to LICENSEE and its permitted sublicensees hereunder, and the license granted pursuant to Section 2.1(B) shall be subject to the payment of royalties specified in Section 3.1 hereof. By virtue of the disclosure of Technical Information and training provided by LICENSOR under this Agreement, all SPD Emulsions and Light Valve Film sold, leased or otherwise disposed of by or for LICENSEE hereunder shall be deemed to have been manufactured at least in part using the Technical Information provided by LICENSOR. The foregoing license is only a license with respect to Licensed Products, SPD Emulsions and Light
Valve Film and nothing contained in this Agreement shall permit LICENSEE to make, sell, use or otherwise dispose of other Light Valve products.

     2.2 No Other Rights. LICENSEE agrees that, except for the specific licenses granted to it under Section 2.1 hereof, LICENSEE has not acquired any rights or licenses under this Agreement to use SPD Emulsions or Light Valve Film or any components thereof made by or for LICENSEE pursuant to this Agreement except for the purposes of research and development pursuant to Section 4.1 hereof and as specifically licensed in
Section 2.1 hereof.

     2.3 Sublicenses. LICENSEE shall have the right to grant non-exclusive sublicenses to any wholly-owned and controlled subsidiary of LICENSEE, whose obligations to LICENSOR hereunder LICENSEE hereby guarantees, and which acknowledges to LICENSOR in writing that it wishes to become a sublicensee hereunder prior to doing so and agrees to be bound by the terms and conditions of this Agreement. All sublicenses shall (i) be non-exclusive, (ii) shall terminate with the termination of the rights and licenses granted to LICENSEE under Section 2.1 hereof, and be otherwise limited in accordance with the limitations and restrictions which are imposed on the rights and licenses granted to LICENSEE hereunder, (iii) contain confidentiality provisions no less protective than those contained in Section 12.1 hereof, and (iv) shall contain such other terms, conditions, and licenses as are necessary to enable LICENSEE to fulfill its obligations hereunder. LICENSEE shall send LICENSOR a copy of every sublicense agreement or other agreement entered into by LICENSEE in connection with a sublicense hereunder within thirty (30) days of the execution thereof. LICENSOR may terminate any such sublicense if there is any change in the ownership or control of a sublicensee.

3    ROYALTIES, REPORTS AND RECORD-KEEPING
ON SALES OF LICENSED PRODUCTS, SPD
EMULSIONS AND LIGHT VALVE FILM.

     3.1(a) Royalties and Reports. During the term of this Agreement, LICENSEE agrees to pay LICENSOR an earned royalty which shall be ten percent (10%) of the Net Selling Price of Licensed Products which embody, or the manufacture of which utilizes, any of the rights granted under Section 2.1(B) hereof, and which are manufactured by or for LICENSEE and sold, leased, used or otherwise disposed of by or for LICENSEE or a permitted sublicensee. Licensed Products shall be considered as sold, leased or used and royalties shall accrue on the earlier of when such Licensed Products are billed out, or when delivered, shipped or mailed to the customer. If as a result of a price reduction or a return of Licensed Products previously sold, a credit or refund to a customer is given on part or all of the sale price of such Licensed Products, a credit shall be allowed against royalties accruing thereafter under this Agreement equal to the royalty paid on that part of the sales price so credited or refunded. Payments under this Section 3.1 shall be made on a monthly basis and made within 15 days after the end of the calendar month in which such Licensed Products were sold, leased, used or otherwise disposed of by or for LICENSEE or a permitted sublicensee hereunder. Each royalty payment shall be in U.S. dollars and shall be accompanied by a statement by LICENSEE showing in reasonable detail the amount of Licensed Products sold, used, leased or otherwise disposed of by or for LICENSEE and its sublicensees during the preceding month, any deductions taken or credits applied, and the currency exchange rate used to report sales made in currencies other than U.S. dollars. LICENSEE shall use the exchange rates for buying U.S. dollars in effect on the last day of each month, as specified in The New York Times. Such report shall also set forth in reasonable detail the quantity of SPD Emulsions and Light Valve Film manufactured or otherwise obtained by LICENSEE and the quantity of SPD
Emulsions and Light Valve Film sold, leased, disposed of, or delivered by or for LICENSEE and its sublicensees during such month to Authorized Users and samples provided to third parties with LICENSOR's consent, with the amounts sold or otherwise provided to each Authorized User, including sample recipients, and their identity clearly broken down. The first such statement shall cover the period from the Effective Date of this Agreement to the end of the first calendar month in which a Licensed
Product or SPD Emulsions or Light Valve Film is sold, used, leased or otherwise disposed of by or for LICENSEE or its sublicensees. LICENSEE shall also furnish to LICENSOR at the same time it becomes available to any third party, a copy of each brochure, price list, advertisement or other marketing and promotional materials prepared, published or distributed by LICENSEE or its sublicensees relating to Licensed Products, SPD Emulsions or Light Valve Film. LICENSOR shall have the right, but not the obligation, to approve any use by LICENSEE of its name, logo, or other information about SPD Emulsions, Light Valve Film or Licensed Products, and to require the correction of any inaccurate information.

     (b)   Minimum Royalties    [Confidential Information
Omitted and filed separately with the Securities and Exchange
Commission]

     3.2 Recordkeeping. LICENSEE shall keep and shall cause each sublicensee to keep for six (6) years after the date of submission of each report supported thereby, true and accurate records, files, data and books of accounts that relate to the acquisition, processing, lamination, sale or other disposition of SPD Emulsions, Light Valve Film and Licensed Products, reasonably required for the full computation and verification of the Net Selling Price of Licensed Products, deductions therefrom and royalties to be paid, as well as the other information to be given in the statements herein provided for. LICENSOR and LICENSEE agree that an independent certified public accounting firm (selected by LICENSOR from the largest ten certified public accounting firms in the United States of America) may audit such records, files and books of accounts to determine the accuracy of the statements given by LICENSEE pursuant to Section 3.1 hereof. Such an audit shall be made upon reasonable advance notice to LICENSEE and during usual business hours. The cost of the audit shall be borne by LICENSOR, unless the audit shall disclose a material breach by LICENSEE of any term of this Agreement, or an inaccuracy greater than 2% in any report provided to LICENSOR by LICENSEE, during the audited period, in which case
LICENSEE shall bear the full cost of such audit. LICENSEE agrees to pay LICENSOR all additional monies that are disclosed by the audit to be due and owing to LICENSOR within thirty days of the receipt of the report. The results of the audit shall be kept confidential pursuant to the provisions of
Section 12.1 except to the extent required by a party hereto to enforce its rights hereunder, or which is otherwise required to be disclosed by law or under generally accepted accounting principles.

     3.3 Time and Method of Payment. The initial payment under Section 3.1 shall be paid to LICENSOR within 10 days of the Effective Date of this Agreement, and each subsequent payment under Section 3.1 to LICENSOR shall be made on or before January 31 of each license year commencing January 1, 2005. All other payments shall be due on the date specified in this Agreement, or if no date is specified, within 30 days of invoice. All payments made to LICENSOR shall be paid by wire transfer of immediately available funds to the account of Research Frontiers Incorporated at Chase Manhattan Bank, 6040 Tarbell Road, Syracuse, New York 13206, Account No.: 825-624-290, ABA Wire Code No.: 021 000 021, or to such other account or place, as LICENSOR may specify in a notice to LICENSEE.

     3.4 Customer Referrals. Although LICENSOR is under no obligation to do so, LICENSOR may from time to time refer customers to LICENSEE. In the event that such customer purchases, leases or rents products or services from LICENSEE (other than a sale of SPD Emulsions, Light Valve Film to an Authorized User, or a Licensed Product upon which a royalty is paid by LICENSEE to LICENSOR pursuant to Section 3.1 hereof), LICENSEE shall include the details of such transaction in its monthly report under Section 3.1 hereof, and shall pay LICENSOR a sales commission equal to 10% of the amount received from such customer for which a royalty under Section
3.1 hereof is not paid. No such payment shall be due from LICENSEE to LICENSOR if the referred customer was already a customer of LICENSEE prior to the date of referral by LICENSOR and LICENSEE informs LICENSOR of such fact at the time that the referral by LICENSOR is made.

4    OBLIGATIONS OF LICENSOR AND LICENSEE.

     4.1 Development of SPD Emulsions and Light Valve Film. LICENSOR and LICENSEE may cooperate to develop initial specifications for SPD Emulsions and Light Valve Film. LICENSEE shall then use its reasonable efforts to produce SPD Emulsions and Light Valve Film meeting such specifications for the evaluation and use of LICENSOR and licensees and prospective licensees of LICENSOR, and for use by LICENSEE but only for internal research and development. After consultation with LICENSEE, LICENSOR may at any time propose additional specifications of the SPD Emulsions and Light Valve Film to be produced under this Agreement with the disclosure of additional Technical Information to LICENSEE with respect to such other specifications of SPD Emulsions or Light Valve Film. LICENSEE may use all commercially reasonable efforts throughout the term of this Agreement to improve the quality of SPD Emulsions and Light Valve Film. However, LICENSEE shall be solely responsible for determining the specifications for all SPD Emulsions and Light Valve Film, and for any improvements therein.

     4.2 LICENSOR Purchases. If LICENSEE is able to develop and manufacture SPD Emulsions and Light Valve Film suitable for use by Authorized Users, upon request of LICENSOR and with reasonable prior notice, LICENSEE shall sell and deliver to LICENSOR, Licensed Products, SPD Emulsions, Light Valve Film or components thereof at LICENSEE's prevailing market prices and in quantities mutually agreed upon by LICENSOR and LICENSEE.
LICENSEE acknowledges that LICENSOR and its present and/or future licensees (or entities who have been granted the option of entering into license agreements with LICENSOR) may independently manufacture (or have third parties manufacture for them) and sell Light Valve Film or SPD Emulsions under the terms of agreements between them and LICENSOR, or may independently manufacture and sell Light Valve Film or SPD Emulsions which LICENSOR produces, or has produced on its behalf. Nothing contained in this Agreement shall impose any obligation on LICENSOR or any other parties to purchase any SPD Emulsions or Light Valve Film from LICENSEE. Notwithstanding anything contained herein to the contrary, during the term of this Agreement LICENSOR may provide Licensed Products, SPD Emulsions and Light Valve Film obtained by LICENSOR pursuant to this
Section 4.2 to third parties so long as LICENSOR does not receive from the recipient for the provision of such Licensed Products, SPD Emulsions or Light Valve Film any monetary payment in excess of LICENSOR's purchase price plus shipping, administrative, overhead and related costs to such recipient.

     4.3 Compliance. LICENSEE agrees that, without limitation, any manufacture, sale, lease, use or other disposition of Licensed Products, SPD Emulsions or Light Valve Film that is not in strict accordance with (1) the provisions of this Agreement, (2) restrictions on the type of product, or the territory in which such product may be, made, used, sold or otherwise disposed of by or for an Authorized User, or other provisions or restrictions, which are contained in any other agreement in force between LICENSOR and an Authorized User which is known to LICENSEE which relates to Light Valves, SPD Emulsions or Light Valve Film, or (3) with the provisions of any other agreement then in force to which LICENSEE is a party and which relates to Light Valves, SPD Emulsions or Light Valve Film, shall be deemed a material breach of this Agreement.

     4.4 End Users. LICENSEE agrees to require all direct recipients of Licensed Products, SPD Emulsions and Light
Valve Film to whom Licensed Products, SPD Emulsions or
Light Valve Film is sold, leased, or otherwise disposed of by LICENSEE or its sublicensees, to look only to LICENSEE and not to LICENSOR or its affiliates for any claims, warranties, or liability relating to such Licensed Products, SPD Emulsions or Light Valve Film. LICENSEE agrees to take all steps to reasonably assure itself that Licensed Products, SPD Emulsions and Light Valve Film sold, leased or otherwise disposed of by or for LICENSEE is being used for permitted application and territory only. If a party which is not then listed on Schedule B hereto wishes to obtain samples of SPD Emulsions or Light
Valve Film or to purchase SPD Emulsions or Light Valve Film from LICENSEE, LICENSEE shall notify LICENSOR and shall refer such party to LICENSOR. If such party enters into a suitable agreement with LICENSOR, LICENSOR shall inform
LICENSEE whether such party may then obtain samples or purchase SPD Emulsions or Light Valve Film from LICENSEE.

     4.5 Laws and Regulations. LICENSEE agrees that it shall be solely responsible for complying with all laws and regulations affecting the manufacture, use and sale or other disposition of Licensed Products, SPD Emulsions and Light
Valve Film by LICENSEE and its sublicensees, and for obtaining all approvals necessary from governmental agencies and other entities. LICENSEE agrees to maintain a file of all such approvals and to send LICENSOR a copy of all such approvals (including English translations thereof in the case of approvals required by any foreign country) within 10 business days of any written request for such copies by LICENSOR. LICENSEE represents and warrants to LICENSOR that no approval from any governmental agency or ministry, or from any third party, is required to effectuate the terms of this Agreement or the transactions contemplated hereby.

     4.6  Purchase of Components from Others.   By virtue of
the disclosure of Technical Information, other information, and training, if any, provided from time to time by LICENSOR to LICENSEE and to its other licensees, and each of their sublicensees and affiliates, any component used to manufacture a Light Valve, including, without limitation, materials, suspensions, films, polymers, coatings, particle precursors, and particles (each, a "Component"), which LICENSEE or its sublicensees makes, has made for it, or purchases from any third party for use in Licensed Products, SPD Emulsions or Light
Valve Film shall be deemed to have been manufactured at least in part using the Technical Information provided by LICENSOR if LICENSEE or any supplier of a Component to LICENSEE has had access to Technical Information of any kind of LICENSOR or its licensees and their sublicensees, consultants, subcontractors, agents or representatives. LICENSEE and its sublicensees each hereby agrees that (i) all Components shall be used only in strict accordance with the provisions of this Agreement, and that such Components may not be used for any other purpose or resold by LICENSEE or its sublicensees except as specifically permitted by the license granted in Section 2.1 hereof, and (ii) LICENSEE and its sublicensees will only look to the manufacturer or supplier of such Component or other item used by LICENSEE or its sublicensees and not to LICENSOR or its affiliates for any claims, warranties, or liability relating to such Component or other item. LICENSEE acknowledges that LICENSOR has not made any representations or warranties regarding the availability of any Component, or the price thereof, and that in all respects LICENSEE shall deal directly with the suppliers of such Components and will obtain from them information regarding availability, pricing, and/or other terms relating to such Components.

     4.7 No Warranties by LICENSOR. LICENSOR does not represent or warrant the performance of any material, Component, or information provided hereunder, and LICENSEE expressly acknowledges and agrees that any such material, Component or information provided by LICENSOR hereunder is provided "AS IS" and that LICENSOR makes no warranty with respect thereto and DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED
TO THE IMPLIED WARRANTIES OF
MERCHANTABILITY AND FITNESS FOR A PARTICULAR
PURPOSE, WITH RESPECT THERETO, ITS USE OR ANY
INABILITY TO USE IT, OR THE RESULTS OF ITS USE.
Except for any breach of the terms of this Agreement, in no event shall any party to this Agreement be liable for any damages, whether in contract or tort (including negligence), including but not limited to direct, consequential, special, exemplary, incidental and indirect damages, arising out of or in connection with this Agreement or the use, the results of use, or the inability to use any material, Component or information provided hereunder.

     4.8 Analysis. LICENSEE represents and agrees that it will only incorporate Components received from authorized suppliers into Licensed Products, SPD Emulsions and Light
Valve Film and for no other purpose, and that LICENSEE will not directly or indirectly attempt to reverse-engineer any material provided to it hereunder by LICENSEE or any supplier of any Component.

     4.9 Personnel. LICENSEE agrees to assign personnel from its technical staff who shall work on the development of Licensed Products, SPD Emulsions and Light Valve Film during the term of this Agreement.

     4.10 Promotional Activities. LICENSEE may undertake to promote SPD Emulsions, Licensed Products or Light Valve
Films in any manner that LICENSEE reasonably believes will benefit LICENSEE's activities in the relevant market. LICENSEE, however, is under no obligation to promote said products in any particular manner or to any particular degree.

     4.11 No other obligations. LICENSEE and LICENSOR have no other obligations to each other except as expressly provided in this Agreement.

5    TRADEMARKS.

     5.1 Trademarks. All trademarks or service marks that either party may adopt and use for SPD Emulsions, Light Valve Film, Licensed Products or other products incorporating Light Valves are and shall remain the exclusive property of the adopting party, and the other party shall not obtain any rights and license to such marks under this Agreement, but may inform others that the adopting party has licensed or produced SPD Emulsions, Light Valve Film, Licensed Products or products incorporating Light Valves under such mark or marks, and may use the adopting party's logo in connection therewith.
LICENSOR may require LICENSEE or its permitted sublicensees to indicate on packaging that such product is licensed from Research Frontiers Incorporated or to otherwise include language and/or designations approved by LICENSOR indicating an affiliation with Research Frontiers Incorporated.

6    INSURANCE AND INDEMNIFICATION.

     6.1 Insurance. LICENSEE shall maintain at all times ample product liability and other liability insurance covering its operations relating to the subject matter of this Agreement and shall name LICENSOR as an additional insured. Upon request, LICENSEE shall provide LICENSOR with evidence of such insurance. LICENSOR acknowledges that LICENSEE is self-insured, and as such is not required to acquire or maintain additional liability insurance.

     6.2 Agree to Hold Harmless. LICENSEE, and its affiliates, successors and assigns and sublicensees (each, a "Licensed Party"), each hereby agree to hold harmless
LICENSOR and its shareholders, officers, directors, agents and employees, against any liability, damage, loss, fine, penalty, claim, cost or expense (including reasonable costs of investigation and settlement and attorneys', accountants' and other experts' fees and expenses) arising out of any action or inaction by any Licensed Party relating to this Agreement including a Licensed Party's manufacture, sale, use, lease or other disposition of SPD Emulsions, Light Valve Film, and Licensed Products and related materials (other than sales by LICENSEE to LICENSOR pursuant to Section 4.2 hereof), or other use of the information and rights granted hereunder. Any knowledge of LICENSEE's or its sublicensee's activities by LICENSOR or its representatives shall in no way impose any liability on LICENSOR or reduce the responsibilities of LICENSEE hereunder or relieve it from any of its obligations and warranties under this Agreement.

7    FUTURE PATENTS.

     7.1 Future Patents. Each party, at its cost, shall have the right to file patent applications in the United States and in foreign countries covering any invention made by such party.

     7.2  Improvements and Modifications. (a) Any
improvements or modifications which are invented or developed by or on behalf of LICENSOR prior to the Effective Date of this Agreement which relate in any way to or are useful in the design, operation, manufacture and assembly of SPD Emulsions and/or Light Valve Film or Licensed Products shall be included in the rights and licenses granted pursuant to Section 2.1 hereof, and any patents and/or patent applications relating thereto shall be included on Schedule A hereof.

     (b) Any future improvements or modifications invented or developed by or on behalf of LICENSEE, LICENSEE's sublicensees and LICENSOR (other than as specifically described in Sections 7.2(a)) after the Effective Date of this Agreement, if any, which relate in any way to or are useful in the design, operation, manufacture and assembly of Licensed Products, SPD Emulsions, Light Valve Film and/or to the suspensions or other components used or usable in Licensed Products, SPD Emulsions and/or Light Valve Film shall not be included in this Agreement. Upon written request by the non-inventing party, LICENSOR and LICENSEE shall negotiate with each other regarding the grant of nonexclusive rights and licenses to use such improvements and modifications, but neither party shall be obligated to grant such rights and licenses to one another.

     (c) During the term of this Agreement each of the parties hereto agrees to inform the other in writing (without any obligation to reveal details which would be confidential information), at least as frequently as once a year in January of each calendar year, if any significant improvements or modifications (other than as specifically described in Section 7.2(a)) have been made relating to the subject matter of this Agreement, and as to the general nature of any such improvements and modifications.

     (d) Notwithstanding the foregoing, LICENSOR may, but shall not be required to, voluntarily and without additional cost to LICENSEE disclose certain information relating to future improvements and modifications and license to LICENSEE rights in such certain future improvements and modifications, and any information so disclosed will be considered Technical Information which LICENSEE shall be obligated to keep confidential pursuant to Section 12.1 of this Agreement. In connection therewith, LICENSOR, may voluntarily add patents and/or patent applications to Schedule A hereof. No disclosure of any information by LICENSOR shall in any way establish a course of dealing or otherwise require LICENSOR to make any future disclosure of information under this Agreement.

     7.3 Foreign Patent Applications. During the term of this Agreement, LICENSEE shall have the right to designate that any patent application now or hereafter listed on or incorporated into Schedule A shall be filed or maintained in any foreign country. If so designated and if legally possible to do so, LICENSOR agrees to promptly file, prosecute and maintain such applications and resulting patents, and LICENSEE shall pay to LICENSOR the complete cost, including reasonable attorney's fees, to file, prosecute and maintain any such patent application and resulting patents specifically so designated by LICENSEE.

8    TECHNOLOGY TRANSFER.

     8.1. Documentation. Within thirty calendar days after the Effective Date of this Agreement, LICENSOR shall furnish
LICENSEE with all Technical Information owned or controlled by LICENSOR, which is reasonably necessary or desirable in order for LICENSEE to manufacture SPD Emulsions, Light
Valve Film and Licensed Products.  Such Technical
Information, which relates to experimental products, shall include, without limitation thereto (1) a document entitled Handbook of Technical Information Relating to Variable
Density Optical Devices Incorporating an Activatable Material which contains confidential and proprietary information of LICENSOR relating to the materials, specifications, formulation, manufacturing method and manufacturing equipment relating to SPD Emulsions, Light Valve Film and
Licensed Products, and (2) photocopies of all U.S. Patents and patent applications relating to SPD Emulsions, Light Valve Film and Licensed Products owned or controlled by LICENSOR as of the Effective Date of this Agreement. LICENSOR shall not be obligated hereunder to furnish copies of LICENSOR's foreign patents and patent applications, but will furnish a list thereof in Schedule A hereto.

     8.2 Training. LICENSEE's technically skilled personnel designated by LICENSEE (with travel and living expenses paid by LICENSEE) shall make one or more visits for training relating to the manufacture of SPD Emulsions, Light Valve
Film, and Licensed Products and to inspect LICENSOR's research and development facilities relating to SPD Emulsions, Light Valve Film and Licensed Products. The visits of employees of LICENSEE to LICENSOR's facility shall be carried out within the six-month period commencing with the Effective Date of this Agreement, and shall not exceed 200 man-hours during such period. To assist LICENSEE's employees while they are at LICENSOR's facility, LICENSOR's technical staff shall provide up to 200 man-hours assistance during such period at no cost to LICENSEE. Additionally, there shall be no cost to LICENSEE for materials used for training during the initial training at LICENSOR's facility.

     8.3 Materials and Additional Training. Upon request by LICENSEE during the term of this Agreement, and when mutually convenient to LICENSOR and LICENSEE, LICENSOR shall supply LICENSEE with additional training in LICENSOR's or LICENSEE's facility and with small quantities of materials related to SPD Emulsions for experimental use only by LICENSEE, and shall charge LICENSEE $750 per man/day plus the cost of any other materials used in providing such training or making such materials, plus the cost of shipping such materials to LICENSEE. The respective number of engineers for dispatch and the duration of their stay shall be agreed to by LICENSOR and LICENSEE separately from time to time. All expenses to be incurred in connection with the dispatch of LICENSOR's engineers under this Section 8.3 including the traveling and living expenses of such engineers of LICENSOR shall be borne and paid by LICENSEE. Each invoice submitted by LICENSOR for such service shall include detailed explanations of the charges, and, if requested by LICENSEE, copies of receipts. The parties acknowledge that LICENSOR has no obligation to transfer to LICENSEE any Technical Information other than as may be embodied in such sample materials, and that, other than sample materials, if any, that may be supplied by LICENSOR as aforesaid, LICENSEE will be acquiring materials from authorized suppliers other than LICENSOR.

     8.4 Inquiries. LICENSEE and LICENSOR may also at any time during the term of this Agreement make reasonable inquiry by telephone, facsimile or mail to one another in regard to any information or data furnished by LICENSOR to LICENSEE pursuant to this Agreement.

     8.5 Visits. If a party supplies the other with any materials or information, and also during all visits by either party to the facilities of the other party, visitors shall comply with all reasonable rules of the host company, and each party to this Agreement will indemnify and hold the other party harmless from any liability, claim or loss whatsoever (i) for any injury to, or, death of, any of its employees or agents while such persons are present at the facility of the other party or working with any such materials or information; and (ii) for any damages to its own property or to the property of any such employee or agent which may occur during the presence of any such person at the facility of the other party, or while working with any such materials or information, regardless of how such damage occurs.

     8.6 Sole Purpose. Any documentation or information supplied pursuant to this Agreement by either party to the other shall be used solely for the purposes set forth in this Agreement.

9    INTELLECTUAL PROPERTY PROTECTION
RESPONSIBILITIES.

     9.1 Proprietary Rights: Notices. Each party shall provide appropriate notices of patents, or other similar notice of the patent rights of the other party on all products utilizing the patented inventions of the other party if patent marking is required by law or to protect a party's intellectual property rights. Either party may add its own patent notice to any copy or embodiment which contains its patented inventions.

     9.2 LICENSOR Exclusive Owner. LICENSEE hereby acknowledges LICENSOR as purporting to be the sole and exclusive owner of the patents and patent applications listed on Schedule A, and that, except for the rights granted hereunder, LICENSEE shall not have any rights or attempt to assert any ownership rights in and to those patents and patent applications.

10   TERM AND TERMINATION.

     10.1 Term. The term of this Agreement shall extend from the Effective Date of this Agreement to the date of termination of this Agreement. Unless sooner terminated or extended, as herein provided for below, this Agreement shall terminate upon the expiration of the later of (A) the last to expire of the patents now or hereafter listed in Schedule A hereof, and (B) the expiration of the period in which LICENSEE is obligated to maintain confidential Technical Information of LICENSOR pursuant to Section 12.1 hereof.

     10.2  Termination by LICENSEE. LICENSEE  may
terminate the Agreement effective as of the second anniversary of the date that LICENSE has completed its training pursuant to
Section 8.2 hereof, with adequate notice as herein provided. At the second anniversary if notice of termination of this Agreement has not been provided LICENSOR, LICENSEE may not effectively terminate this Agreement until December 31, 2008 or on any anniversary thereof. Termination by LICENSEE shall be effected by giving LICENSOR prior notice thereof.
Such notice shall be made in writing and shall be given between 60 and 90 days prior to the effective date for which such termination is to be effective. If LICENSEE decides to terminate this Agreement for any reason, LICENSEE shall provide
LICENSOR, along with the aforementioned notice of termination, with a written report describing the reasons for such termination. After the expiration or termination of this Agreement, LICENSEE shall have no right to sell, and no obligation to manufacture and deliver, SPD Emulsions, Light
Valve Film or Licensed Products to any Authorized User or to any other party.

     10.3  Termination by LICENSOR. LICENSOR may
terminate this Agreement at any time effective as of December
31, 2008 or as of any anniversary thereof upon at least 30 days' notice to LICENSEE for any reason, provided, however, that LICENSOR shall give LICENSEE at least one years' notice of any early termination under this Section 10.3 if LICENSEE is producing and selling Licensed Products, SPD Emulsions or Light Valve Film hereunder. Notwithstanding the foregoing, LICENSOR may terminate this Agreement at any time upon at least 60 days' notice to LICENSEE if LICENSEE shall have failed to make any payment when due or at any time breach any material term of this Agreement and such payment is not made or such breach is not cured within any applicable cure period specified in Article 11 of this Agreement, or repeatedly provide inaccurate reports hereunder, or if there has been a cessation by LICENSEE of general operations or of work related to SPD Emulsions, Light Valve Film or Licensed Products.

     10.4 Effect of Termination. If this Agreement expires or is terminated for any reason whatsoever, in addition to any other remedies which one party may have against the other: (1) all of LICENSEE's rights and licenses under this Agreement shall cease, and LICENSEE shall immediately return to LICENSOR all Technical Information furnished to LICENSEE under this Agreement, together with all reproductions, copies and summaries thereof; provided, however, that LICENSEE may retain solely for archival purposes one copy of all such documents in its legal department files, (2) at LICENSOR's option, LICENSEE shall, within 30 days of the date of such termination, either (A) sell and deliver to LICENSOR under the terms specified in Section 4.2 any SPD Emulsions, Light Valve Film or Licensed Products which shall then be in the possession of LICENSEE, and, if requested by LICENSOR, LICENSEE shall finish and deliver to LICENSOR any SPD Emulsions, Light Valve Film or Licensed Products in the process of manufacture as soon as possible and, in any case, not later than 30 days after receiving LICENSOR's request, and/or (B) with respect to any unsold inventory and work in the process of manufacture, to complete such work in process and sell any remaining inventory during the period not to exceed six months from the date of termination or expiration of this Agreement provided that at the completion of such six-month period, LICENSEE shall promptly destroy and dispose of any SPD
Emulsions, Light Valve Film (and SPD Emulsions and Light
Valve Film in the process of manufacture) and Licensed
Products not sold under this Section 10.4 and (3) if this Agreement is terminated for any reason on or before December
31, 2008, LICENSEE hereby grants to LICENSOR a nonexclusive, royalty-free, irrevocable, worldwide license with the right to grant sublicenses to others to utilize all technical information, improvements and/or modifications (whether or not the subject of patents or pending patent applications) developed or invented by or on behalf of LICENSEE and/or its sublicensees, subcontractors, or agents hereunder through the date of such termination of this Agreement relating to Light Valves, Licensed Products, Light Valve Film or SPD Emulsions which relate to or arise out of Technical Information disclosed by LICENSEE to LICENSOR, and upon such termination, LICENSEE shall provide LICENSOR in reasonable detail complete information regarding such technical information, improvements and/or modifications. The foregoing license shall be self-effectuating, but LICENSEE agrees upon written notice by LICENSOR at any time hereafter to deliver to LICENSOR within 30 days of such notice any document or other instrument reasonably requested by LICENSOR to convey such license rights to LICENSOR such as, by way of example, confirmations or instruments of conveyance or assignment. No termination of this Agreement by expiration or otherwise shall release
LICENSEE or LICENSOR from any of its continuing obligations hereunder, if any, or limit, in any way any other remedy one party may have against the other party.
Notwithstanding the foregoing, LICENSEE's obligations to LICENSOR under Sections 3.1, 3.2, 3.4, 4.6, 4.7, 4.8, 6.1, 6.2,
7.2, 8.5, 10.2, 10.4, 12.1, and Articles 13 and 14 shall survive any termination or expiration of this Agreement.

11   EVENTS OF DEFAULT AND REMEDIES.

     11.1 Events of Default. Each of the following events shall constitute an "Event of Default" under this Agreement:

     11.1.1 (a) A party's failure to make any payment when due in a timely manner or a party's material breach or material failure to punctually perform any of its duties and obligations under this Agreement, which material breach or failure, if curable, remains uncured for thirty (30) days after written notice of such breach or failure is received by the breaching party; or
(b) a material misrepresentation is made by a party in any representation or warranty contained in this Agreement and the misrepresented facts or circumstances, if curable, remain uncured thirty (30) days after written notice of such misrepresentation is received by the breaching party; and, in either case, if such breach or misrepresentation is not curable, termination shall occur thirty (30) days after such misrepresentation or breach at the option of the non-breaching party; or

     11.1.2 The failure by a party upon request to provide the other party with adequate assurances of its performance of all obligations under this Agreement upon: (a) such first party's filing of a voluntary petition in bankruptcy; (b) the filing of any involuntary petition to have such first party declared bankrupt which has not been dismissed within ninety (90) days of its filing; (c) the appointment of a receiver or trustee for such first party which has not been rescinded within ninety (90) days of the date of such appointment; or (d) such first party otherwise becoming insolvent or otherwise making an assignment for the benefit of creditors.

     11.2 Default by a Party. If there occurs an Event of Default with respect to a party, the other party may:

               (a)  seek damages; and/or

          (b) seek an injunction or an order for mandatory or specific performance; and/or

            (c) terminate this Agreement and the licenses granted to LICENSEE hereunder whereupon the non-defaulting party shall have no further obligations under this Agreement except those which expressly survive termination, and except with respect to royalty payments due and owing to LICENSOR as of the termination date or any subsequent period specified in
Section 10.4.

12   CONFIDENTIALITY.

     12.1 Confidential Information. (a) LICENSEE agrees for itself, its sublicensees, and their employees and agents that for twenty (20) years from the later of the Effective Date of this Agreement or the latest date of its receipt of information disclosed to LICENSEE by LICENSOR pursuant to this Agreement, such information shall be held in confidence;
provided, however, there shall be no obligation to treat as confidential information which is or becomes available to the public other than through a breach of this obligation, or which was already possessed by LICENSEE in writing (or otherwise provable to be in the possession of LICENSEE) prior to the Effective Date of this Agreement (and was not received from LICENSOR) or which is shown by LICENSEE to have been received by it from a third party who had the legal right to so disclose it without restrictions and without breach of any agreement with LICENSOR or its licensees. The burden of proving the availability of any exception of confidentiality shall be on the LICENSEE. LICENSOR shall affix an appropriate legend on all written documentation given to LICENSEE which contains confidential information. LICENSEE acknowledges that the list of patent applications contained on Schedule A shall be deemed to be confidential information of LICENSOR. Other than for the oral information conveyed during the training conducted pursuant to Sections 8.2 and 8.3 hereof, if any, all of which shall be deemed to be confidential information, if confidential information is otherwise conveyed orally by LICENSOR after training has been completed, LICENSOR shall specify to LICENSEE at the time such information is being conveyed (or in a subsequent letter referring to the conversation) that the information conveyed is confidential. It is understood and agreed that, unless otherwise provided in a separate agreement between LICENSEE and LICENSOR, LICENSEE has no obligation hereunder to provide LICENSOR with any confidential or proprietary information, and that LICENSOR shall have no obligation hereunder to LICENSEE to maintain in confidence or refrain from commercial or other use of any information which LICENSOR is or becomes aware of under this Agreement. The terms and provisions of this Agreement or any other agreement between the parties shall not be considered confidential except that LICENSEE may not disclose the minimum annual royalty payments specified in Article 3 hereof without LICENSOR's prior written consent, and the parties hereto acknowledge that, pursuant to the Securities Exchange
Act of 1934, as amended, and the regulations promulgated thereunder, LICENSOR may file copies of this Agreement with the Securities and Exchange Commission and with NASDAQ and with any other stock exchange on which LICENSOR's securities may be listed. LICENSEE agrees that for the period of time during which LICENSEE is obligated to keep Technical Information confidential hereunder, LICENSEE will not make, use, sell, lease or otherwise dispose of products using or directly or indirectly derived from confidential information or sample materials supplied to LICENSEE by LICENSOR or its licensees, sublicensees, or any of their affiliates relating to Light Valve Film, SPD Emulsions, Licensed Products, or Light Valves or which otherwise comprise suspended particles, which when subjected to a suitable electric or magnetic field, orient to produce a change in the optical characteristics of the suspension ("SPD Technology") unless an agreement between LICENSOR and LICENSEE permitting it to do so is in full force and effect and the royalties, if any, provided in such agreement are being paid to LICENSOR on such products. The foregoing restriction shall not apply to products (i) which do not directly or indirectly incorporate SPD Technology, such as, but not limited to, liquid crystal devices, electrochromic devices, or similar technology, or (ii) which incorporate technology involving suspended particles, which when subjected to a suitable electric or magnetic field, orient to produce a change in the optical characteristics of the suspension but which is independently developed and which is not in any way directly or indirectly derived from any Technical Information of LICENSOR or its licensees, sublicensees, or any of their affiliates. LICENSEE shall have the burden of proving by clear and convincing evidence that the availability of any exception of confidentiality exists or that the foregoing restrictions do not apply to a particular product. Nothing contained in this section, however, shall be construed as granting LICENSEE any rights or licenses with respect to any Technical Information or patents of LICENSOR or its other licensees or their sublicensees.

     (b) LICENSEE will have the right to provide materials to, and to disclose information of LICENSOR to a subcontractor relating to this Agreement; provided, however, that LICENSEE shall only disclose such information as is strictly necessary to enable said subcontractor to perform its manufacturing task, and provided that prior to disclosing any information to said subcontractor, said subcontractor has signed a secrecy agreement with LICENSEE at least as protective of LICENSOR's Technical Information as the provisions of this Agreement, including, without limitation, said subcontractor's specific agreement to be bound by the provisions of Section 12.1 hereof to the same extent as LICENSEE. For such purposes, LICENSEE may develop a standard form of secrecy agreement for LICENSOR's approval, after which LICENSEE may use such secrecy agreement with all subcontractors without LICENSOR's prior approval of the secrecy agreement being necessary. LICENSEE shall have all subcontractors sign said secrecy agreement prior to the disclosure of Technical Information to said subcontractor, and LICENSEE shall send LICENSOR a copy of every such secrecy agreement within thirty (30) days after the execution thereof.

13   WARRANTIES AND REPRESENTATIONS.

     13.1 Reciprocal Representations. Each party represents and warrants to the other that:

     13.1.1 Valid Agreement. The execution and delivery of this Agreement by the officer or representative so doing, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action by LICENSOR and LICENSEE and this Agreement is a valid and binding obligation enforceable against the parties in accordance with its terms, except to the extent limited by bankruptcy, insolvency, moratorium and other laws of general application relating to general equitable principles;

     13.1.2 No Conflicts. Nothing herein conflicts with its rights and obligations pursuant to any agreement by a party and any other entity; and

     13.1.3 Publicity. The parties shall have the right to use non-confidential information, including but not limited to information concerning this Agreement, a description of the other party and its logos, for marketing, sales, technical assistance, investor relations, disclosure and public relations purposes, and that information permitted to be disclosed by a party under this Section 13.1.3 may appear on such party's (or its subsidiaries'or sublicensees') Internet web site, along with links to the Internet web sites, and specific pages therefrom, of the other party and its subsidiaries and sublicensees.

     13.2 LICENSOR Representations. LICENSOR represents and warrants, for the benefit of LICENSEE, that:

     13.2.1 Title. As of the date hereof, LICENSOR represents and warrants that it has the right to convey the rights and licenses granted by this Agreement, and otherwise to perform its obligations under this Agreement. LICENSOR has caused its employees who are employed to do research, development, or other inventive work to disclose to it any invention or information within the scope of this Agreement and to assign to it rights in such inventions and information in order that LICENSEE shall receive, by virtue of this Agreement, the licenses granted to it under Section 2.1 hereof.

     13.2.2 Infringement. As of the date hereof, LICENSOR is not aware of any claim for patent infringement or the misappropriation of trade secrets, being asserted against it by any third party; or of any infringement of the patents listed on Schedule A hereto by any entity.

     13.2.3 Patents in Force. To the best of LICENSOR's knowledge, all of the patents listed on Schedule A hereto are currently in force.

     13.3 No Warranty. LICENSOR and LICENSEE make no guaranty or warranty to one another under this Agreement (a) that LICENSEE will be able to develop, manufacture, sell or otherwise commercialize SPD Emulsions, Light Valve Film, or Licensed Products, or (b) as to the validity of any patent.

     13.4 Representation. LICENSOR hereby represents and warrants that, as of the Effective Date hereof, to the best of its knowledge there have been no claims, actions or proceedings brought or threatened against it or its licensees alleging that any SPD Emulsions, Light Valve Film, Licensed Products and Light
Valves manufactured using Technical Information or other technical information disclosed by LICENSOR constitutes infringement of any patent or intellectual property right of any third party, nor is LICENSOR aware of any patent or intellectual property right of any third party which would be infringed by LICENSEE's manufacture, use or sale of SPD Emulsions, Light
Valve Film or Licensed Products if LICENSEE's manufacture, use or sale of SPD Emulsions, Light Valve Film and Licensed Products is done in strict compliance with the terms and conditions of this Agreement and only uses Technical
Information disclosed by LICENSOR hereunder.

14    MISCELLANEOUS.

     14.1 Applicable Law. This Agreement shall be interpreted, construed, governed and enforced in accordance with and governed by the laws of the State of New York, and LICENSOR and LICENSEE hereby submit to the exclusive jurisdiction of the state or federal courts located in the County of Nassau and State of New York for such purposes. Should any dispute arise between LICENSOR and LICENSEE in connection with this Agreement, LICENSOR and LICENSEE shall first endeavor to settle such dispute in an amicable manner through mutual consultation.

     14.2 Confidentiality In Court Proceeding. In order to protect and preserve the confidential information of a party which the parties recognize may be exchanged pursuant to the provisions of this Agreement, the disclosing party may request, and the receiving party shall not oppose, the court in any action relating to this Agreement to enter a protective order to protect information which is confidential information under Section
12.1 and to seal the record in the action or to hold the proceedings, or portion of the proceedings, in camera; provided, that the requested terms do not prejudice the receiving party's interests. Nothing, however, shall preclude either party from thereafter moving to unseal its own records or to have matter and information designated as confidential under any relevant protective order designated otherwise in accordance with the circumstances as they shall appear at that time.

     14.3 Severability. If any provision of this Agreement is declared or found to be illegal, unenforceable or void, the parties shall negotiate in good faith to agree upon a substitute provision that is legal and enforceable and is as nearly as possible consistent with the intentions underlying the original provision. If the remainder of this Agreement is not materially affected by such declaration or finding and is capable of substantial performance, then the remainder shall be enforced to the extent permitted by law.

     14.4 Waiver. Unless agreed to by the parties in writing to the contrary, the failure of either party to insist in any one or more instances upon the strict performance of any one or more of the provisions of this Agreement, or to exercise any right contained in this Agreement or provided by law, shall not constitute or be construed as a waiver or relinquishment of the performance of such provision or right or the right subsequently to demand such strict performance or exercise of such right, and the rights and obligations of the parties shall continue unchanged and remain in full force and effect.

     14.5 Captions. The captions and headings in this Agreement are inserted for convenience and reference only and in no way define or limit the scope or content of this Agreement and shall not affect the interpretation of its provisions.

     14.6 Assignment. This Agreement shall be binding on and shall inure to the benefit of the parties and their successors and assigns. However, LICENSEE agrees that it shall not assign this Agreement or its rights hereunder without the prior written consent of LICENSOR except to a successor to substantially all of its business relating to Light Valves and whose obligations hereunder are guaranteed to LICENSOR by LICENSEE.
LICENSOR may assign all of its rights and obligations hereunder to any successor to any of its business interests or to any company controlling or controlled by LICENSOR. All assignees shall expressly assume in writing the performance of all the terms and conditions of this Agreement to be performed by the assigning party, and an originally signed instrument of such assumption and assignment shall be delivered to the non-assigning party within 30 days of the execution of such instrument.

     14.7 Schedules. All Schedules attached to this Agreement shall be deemed to be a part of this Agreement as if set forth fully in this Agreement.

     14.8 Entire Agreement. This Agreement constitutes the entire understanding and agreement between LICENSOR and LICENSEE with respect to the subject matter hereof, supersedes all prior agreements, proposals, understandings, letters of intent, negotiations and discussions with respect to the subject matter hereof and can be modified, amended, supplemented or changed only by an agreement in writing which makes specific reference to this Agreement and which is executed in writing by the parties; provided, however, that either party may unilaterally waive in writing any provision imposing an obligation on the other.

     14.9 Notices. Any notice required or permitted to be given or made in this Agreement shall be in writing and shall be deemed given on the earliest of (i) actual receipt, irrespective of method of delivery, (ii) on the delivery day following dispatch if sent by express mail (or similar next day courier service), or (iii) on the sixth day after mailing by registered or certified air mail, return receipt requested, postage prepaid and addressed as follows:

LICENSOR: Robert L. Saxe, Chairman and CEO
               Research Frontiers Incorporated
               240 Crossways Park Drive
               Woodbury, New York 11797-2033 USA
                                        Facsimile:     (516) 364-3798
                                        Telephone:     (516) 364-1902

LICENSEE: Stephen L. Cluff
          Global Product Manager
               Glass Laminating Solutions
               E. I. DuPont de Nemours and Company
               1007 Market Street
               Wilmington, DE 19898 USA
               Facsimile:(302)773-263
               Telephone: (302) 774-1000

or to such substitute addresses and persons as a party may designate to the other from time to time by written notice in accordance with this provision.

     14.10 Bankruptcy Code. In the event that either party should file a petition under the federal bankruptcy laws, or that an involuntary petition shall be filed against such party, the parties intend that the non-filing party shall be protected in the continued enjoyment of its rights hereunder to the maximum feasible extent including, without limitation, if it so elects, the protection conferred upon licensees under section 365(n) of Title 17 of the U.S. Code. Each party agrees that it will give the other party immediate notice of the filing of any voluntary or involuntary petition under the federal bankruptcy laws.

     14.11 Construction. This Agreement and the exhibits hereto have been drafted jointly by the parties and in the event of any ambiguities in the language hereof, there shall no be inference drawn in favor or against either party.

     14.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     14.13 Status of the Parties. The status of the parties under this Agreement shall be solely that of independent contractors.
No party shall have the right to enter into any agreements on behalf of the other party nor shall it represent to any person that it has such right or authority.

     The parties, through their duly authorized representatives, and intending to be legally bound, have executed this Agreement, as of the date and year first above written, whereupon it became effective in accordance with its terms.

RESEARCH FRONTIERS INCORPORATED


By: /s/ Robert L. Saxe
Robert L. Saxe, Chairman and CEO
Date: April 13, 2004

E. I. DUPONT DE NEMOURS AND COMPANY

By: /s/ Sandra E. Chillous
Sandra E. Chillous, Vice President R&D, P & IP
Date: April 13, 2004
                               Schedule A
                         (As of April 13, 2004)

                LIST OF UNITED STATES, INTERNATIONAL AND
                FOREIGN PATENTS AND PATENT APPLICATIONS
          (*-indicates a patent with respect to non-US filings)
                                                       Date    Expiration
Patents in the United States                           Issued  Date


4,772,103                Robert L. Saxe
               "Light Valve Containing an Improved
                   Suspension, and Liquids Therefor"   9/20/88   8/8/06


5,002,701                Robert L. Saxe
               "Light Polarizing Materials and
                   Suspensions Thereof"                3/26/91   3/26/08


4,877,313                Robert L. Saxe et al
               "Light Polarizing Materials and
                   Suspensions Thereof"                10/31/89  2/10/09


5,093,041                Joseph A. Check, III et al
               "Light-Polarizing Material Based on
                   Ethylene-diamine Polyacetic Acid
                   Derivatives"                        3/03/92   7/30/10


5,111,331                Paul Rosenberg
               "Electro-Optical Light Modulator"       5/05/92    7/5/09


5,130,057                Robert L. Saxe
               "Light Polarizing Materials and
                   Suspensions Thereof"                7/14/92
10/31/06


5,279,773                Robert L. Saxe
               "Light Valve Incorporating A Suspension
                    Stabilized With A Block Polymer"   1/18/94   3/23/12

                Schedule A (Continued)

                                                       Date    Expiration
Patents in the United States                           Issued  Date

5,325,220                Robert L. Saxe
               "Light Valve With Low Emissivity
                 Coating As Electrode"                 6/28/94    3/9/13


5,463,491                Joseph A. Check III
               "Light Valve Employing a Film Comprising
                 An Encapsulated Liquid Suspension And
                 Method of Making Such Film"           10/31/95
                                                  11/6/12


5,463,492                Joseph A. Check III
               "Light Modulating Film of Improved
                  Clarity For A Light Valve"           10/31/95  11/6/12


5,461,506                Joseph A. Check III et al
               "Light Valve Suspensions Containing A
                 Trimellitate Or Trimesate And Light
                 Valves Containing The Same"           10/24/95
                                                  5/11/13


5,467,217                Joseph A. Check III et al
               "Light Valve Suspensions and Films
                 Containing UV Absorbers and Light
                 Valves Containing The Same"           11/14/95
                                                  5/11/13


5,516,463                Joseph A. Check III et al
               "Method of Making Light
                    Polarizing Particles"              05/14/96
07/08/14


5,650,872                Robert L. Saxe et al
               "Light Valve Containing
                    Ultrafine Particles"               07/22/97  12/08/14

5,728,251                Joseph A.  Check, III
               "Light Modulating Film of Improved
                 UV Stability For a Light Valve"       03/17/98  09/27/15


                Schedule A (Continued)

                                                       Date    Expiration
Patents in the United States                           Issued  Date

5,764,402      Jean-Francois Thomas; Pierre Vezin
               "Optical Cell Control System"           06/09/98
                                                       xx/xx/xx

5,838,482      Daniel Decroupet; Pierre Laroche
               "Optical Cell"                          11/17/98  xx/xx/x
                                                                 x

5,691,849      Rene Ledroit; Jean-Francois Thomas; Andre Hecq
               "Rear-View Assembly for a Vehicle
               and an Adaptor Therefor"                11/25/97
                                                       xx/xx/xx

6,114,405           Huifang Zhuang et al
               "Ultraviolet Radiation-Curable
               Light-Modulating Film for a Light
               Valve, and Method of Making Same"       09/05/00
                                                       10/09/17

6,156,239           Robert L. Saxe et al
               "Light Polarizing Material, Liquid
               Suspensions and Films Thereof, and Light
               Valve Incorporating Same"               12/05/00
                                                       02/26/19

6,271,956B1              Robert L. Saxe et al
               "Method and Materials for Enhancing the
               Adhesion of SPD Films and Light Valves
               Comprising Same"                        08/07/01
                                                       03/02/20

6,301,040           Srinivasan Chakrapani et al
               "SPD Films Having Improved Properties and
                     Light Valves Comprising Same"     10/09/01  05/24/2
                                                                 0

6,334,967 B1             Robert L. Saxe et al
               "Light Polarizing Particles of Improved
                     Particle Size Distribution"       01/01/02
                                                       12/21/20
                    (See also listing for PCT/US99/15508)

6,416,827           Srinivasan Chakrapani et al
          "SPD Films and Light Valves Comprising Same"07/09/02
[10/27/20]

6,429,961B1                   Joseph M. Harary et al
               "Methods for Retrofitting Windows With Switchable
                    and Non-Switchable Window Enhancements and
               Retrofitted Windows Produced Thereby" 08/06/02
10/03/20

                                                       Date    Expiration
Patents in the United States                           Issued  Date

6,517,746           Robert L. Saxe et al.
               "Polyhalide Particles and Light Valves
                Comprising Same"                       02/11/03  01/05/21

6,522,446                Robert L. Saxe
               "Anisometrically Shaped Metal Particles,
               Liquid Suspensions and Films Thereof And
                Light Valves Comprising Same"          02/18/03  04/25/2
                                                                 1

6,529,312B1              Robert L. Saxe
               "Anisometrically Shaped Carbon and/or Graphite
               Particles, Liquid Suspensions and Films Thereof
               And Light Valves Comprising Same"       03/04/03
                                                       06/07/19
               [See also U.S. Patent Application No. 10/330,645 filed December 27, 2002, a continuation-in-part of this patent]

6,606,185B2              Robert L. Saxe
               "SPD Films and Light Valves Comprising Liquid
               Suspensions of Heat-Reflective Particles of
               Mixed Metal Oxides and Methods of Making
               Such Particles"                         08/12/03  12/08/1
                                                                 4

 PENDING UNITED STATES APPLICATIONS

 Serial Number Filing Date

[Confidential Information Omitted and filed separately with the Securities and Exchange Commission]

PENDING INTERNATIONAL APPLICATIONS

 Serial Number Filing Date

[Confidential Information Omitted and filed separately with the Securities and Exchange Commission]

FOREIGN PATENTS AND PATENT APPLICATIONS

Patent Number or Country Serial Number Issued Filed Expiration

[Confidential Information Omitted and filed separately with the Securities and Exchange Commission]

                  Schedule B  (As of the Effective Date)
LIST OF ELIGIBLE CUSTOMERS (AUTHORIZED USERS) FOR
SPD EMULSIONS

Name of Customer        Licensed Application   Permitted Territory
Research Frontiers Incorporated             All applications
              Worldwide

Air Products and Chemicals, Inc.            Light Valve Film for sale to
other specified    Worldwide
                                  licensees of Research Frontiers

Film Technologies International, Inc.            Light Valve Film for
sale to other specified Worldwide
                                  licensees of Research Frontiers

General Electric Company                    Light Valve Film for sale to
other specified    Worldwide
                                  licensees of Research Frontiers

Hankuk Glass Industries, Inc./SPD Inc.      Light Valve Film for sale to
other specified    Worldwide
                                  licensees of Research Frontiers

Hitachi Chemical Co., Ltd.                  Light Valve Film for sale to
other specified    Worldwide
                                  licensees of Research Frontiers

Isoclima S.p.A.                        Light Valve Film for sale to
other specified    Worldwide
                                  licensees of Research Frontiers

N.V. Bekaert S.A.                      Light Valve Film for sale to
other specified    Worldwide
                                  licensees of Research Frontiers

Polaroid Corporation                        Light Valve Film for sale to
other specified    Worldwide
                                  licensees of Research Frontiers

                      Schedule B (Continued)
               LIST OF ELIGIBLE CUSTOMERS (AUTHORIZED USERS) FOR LIGHT
VALVE FILM
           Name of Customer
 Licensed Application   Permitted  Territory
 Research Frontiers Incorporated       All applications

                                                           Worldwide

  American Glass Products               Architectural and automotive windows

                                                           Worldwide
                                                                 (except Korea)

 AGC Automotive Americas               Sunroof glass for other licensees
                                                                Worldwide

Asahi Glass Co.     Sunroof glass for other licensees
  Worldwide

Avery Dennison Corp.            SPD displays
                         Worldwide

BOS GmbH                         Variable light transmission sunshades and
                                                           sunvisors

                                                           Worldwide

BRG Group, Ltd.                 Architectural and automotive windows
                 Worldwide
                                                                 (except Korea)

Cricursa Cristales Curvados S.A.      Architectural and automotive windows

                                                           Worldwide
                                                                 (except Korea)

Custom Glass Corporation                 Windows and sunroofs for mass
transit trains/busses      Worldwide
                                                                 (except Korea)

 Glaverbel, S.A.                  Automotive vehicle rear-view mirrors,

                                                           Worldwide
   transportation vehicle sunvisors,
and                     (except  Korea
 architectural and automotive
                                                           windows
                                                                      for
                                                           windows)


 Global Mirror GmbH                    Rear-view mirrors and sunvisors

                                                           Worldwide

 Hankuk Glass Industries Inc./SPD Inc. Broad range of SPD light control products

                                                           Worldwide
            including windows, flat panel
displays,
                              automotive vehicle rear-view mirrors and sunvisors (installed as original equipment on Korean-made cars), and sunroofs; SPD film for licensees and prospective licensees

Innovative Glass Corporation              Architectural windows
                 U.S., Canada,
                                                                 and Mexico

InspecTech Aero Service, Inc.         Aircraft and marine windows and cabin
                                                           dividers
                                                           Worldwide
                                                                 (except Korea)

Isoclima S.p.A.                  Architectural and automotive windows

                                                           Worldwide
                                                                 (except Korea)

Kerros Ltd. (IntelliTint)            Automotive windows and sunroofs

                                                            Worldwide
                                                                 (except Korea)

  Laminated Technologies, Inc./LTI Smartglass Licensed to provide laminated
                                                            SPD-Smart
                                                            glass
                                                            Worldwide
                              to other licensees of Research Frontiers and for
certain (except Korea
                              architectural window products to existing
customers.    for windows)

  Leminur, Ltd.  Architectural windows Russian
                                                            Federation,
                                                            Armenia,
                                                            Azerbaijan,
Belarus,
                                                            Estonia, Georgia,
                                                            Kazakhstan,
Kyrgyz
                                                            Republic, Latvia,
                                                            Lithuania,
Moldova,
                                                            Tajikistan,
                                                            Turkmenistan,
Ukraine,
                                                            and Uzbekistan.

 N.V. Bekaert S.A.                Architectural and automotive windows

                                                           Worldwide
                                                                 (except Korea)

 Pilkington plc                       Licensed to provide laminated SPD-Smart
                                                            glass
                                                            Worldwide
                              to other licensees of Research Frontiers.

 Prelco Inc.                     Architectural windows, train and bus
               windows     U.S., Canada,
                                                                 and Mexico

  SmartGlass Ireland Ltd.               Architectural windows
                                                           Republic of
                                                           Ireland

  SPD Technologies, Inc.           Architectural windows
                                                           Worldwide
                                                                 (except Korea)

Saint-Gobain Glass France, SA      Architectural windows, automotive and
other     Worldwide
 transportation vehicle windows
(other than aircraft     (except Korea)
  and spacecraft), kitchen and
laundry home appliance
 windows, and automotive
sunvisors and rear-view
 mirrors for cars, SUVs, light trucks
and other
 transportation vehicles (other than
as original equipment
mirrors on heavy trucks, busses,
construction vehicles,
firetrucks and other vehicles in
Class 5-8 or weighing
over 16,000 pounds)

SPD Systems, Inc.                    Architectural, marine and appliance
                                                            windows
                                                              Worldwide
                                                                 (except Korea)

  ThermoView Industries, Inc.           Architectural windows

                                                           Worldwide
                                                                 (except Korea)

  Traco Inc.                      Architectural windows
               Worldwide
                                                                 (except Korea)

Vision (Environmental Innovation) Ltd.  Architectural windows
     United Kingdom

[INFORMATION REGARDING OTHER AUTHORIZED USERS WILL BE
PROVIDED BY LICENSOR TO LICENSEE FROM TIME TO TIME IN THE
FUTURE]